Exhibit 99.1

Contact:
David Nagler
Vice President Corporate Affairs
ARYx Therapeutics, Inc.
(510) 585-2200 x. 211
dnagler@aryx.com

ARYX THERAPEUTICS REPORTS THIRD QUARTER RESULTS

FREMONT, CA., November 15, 2010 — ARYx Therapeutics, Inc. (NASDAQ:ARYX) today provided an update on its business operations and released its financial results for the third quarter of 2010.

Company Highlights

•                  ARYx continued to pursue a strategic transaction to optimize the value of its assets to its stockholders.

•                  ARYx secured bridge financing in two related loan transactions — a bridge loan financing with existing investors MPM Capital and Ayer Capital Management, L.L.P., and the concurrent restructuring of its outstanding loans with Lighthouse Capital Partners V, L.P. Under the terms of the bridge loan financing, ARYx borrowed an aggregate principal amount of $4.0 million, and issued warrants to purchase up to 2,000,000 shares of ARYx’s common stock to the investors in the financing, subject to certain terms and conditions. Concurrently with the bridge loan financing, ARYx’s existing loan arrangement with Lighthouse was amended to provide for the refinancing of approximately $2.3 million of loan payments initially scheduled for the third quarter of 2010.

•                  ARYx was awarded a grant totaling $943,900 under the Federal Qualifying Therapeutic Discovery Project (“QTDP”) program to which ARYx had applied in July 2010. The U.S. Congress established the QTDP program as part of the Patient Protection and Affordable Care Act of 2010. As described by the U.S. Congress, preference was given to projects that showed the greatest potential to create and sustain high-quality, high-paying jobs in the U.S. and advance the country’s competitiveness in the fields of life, biological and medical sciences.

ARYx Therapeutics, Inc.

6300 Dumbarton Circle,   Fremont, CA  94555   Ph: 510-585-2200   Fax: 510-585-2202

www. aryx.com

Third Quarter Results of Operations

For the third quarter of 2010, ARYx reported a net loss of $2.5 million or $0.08 per share, compared to a net loss of $8.2 million or $0.30 cents per share in the same quarter of 2009. As of September 30, 2010, ARYx had cash, cash equivalents and marketable securities totaling approximately $3.0 million.

Research and development expense for the third quarter of 2010 was $0.8 million, compared to $5.0 million during the same quarter of 2009. The significant decrease in expense in 2010 was primarily due to substantial completion of the Phase 2/3 clinical study of tecarfarin in 2009 and a reduction in personnel and administrative costs following the company’s restructuring of its operations in October 2009 and February 2010.

ARYx’s general and administrative expense during the third quarter of 2010 was $1.3 million compared with $2.6 million for the same quarter of 2009. The decrease in expense as compared to the previous year was primarily due to savings realized from the company’s restructuring of its operations in October 2009 and February 2010.

About ARYx Therapeutics, Inc.

ARYx Therapeutics is a biopharmaceutical company focused on developing a portfolio of internally discovered products designed to eliminate known safety issues associated with well-established, commercially successful drugs. ARYx uses its RetroMetabolic Drug Design technology to design structurally unique molecules that retain the efficacy of these original drugs but are metabolized through a potentially safer pathway to avoid specific adverse side effects associated with these compounds. ARYx currently has four products in clinical development: a prokinetic agent for the treatment of various gastrointestinal disorders, naronapride (ATI-7505); an oral anticoagulant agent for patients at risk for the formation of dangerous blood clots, tecarfarin (ATI-5923); an oral anti-arrhythmic agent for the treatment of atrial fibrillation, budiodarone (ATI-2042); and, an agent for the treatment of schizophrenia and other psychiatric disorders, ATI-9242. Please visit ARYx’s Website at www.aryx.com for additional information.

Forward-looking Statements

This press release contains forward-looking statements, including, without limitation, statements related to the occurrence, timing and likelihood of a strategic transaction involving ARYx and any of its assets, and the potential safety and efficacy and commercial potential of ARYx’s product candidates. Words such as “continued to pursue,” “believes,” “designed,” “potentially” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARYx’s current expectations. Forward-looking statements involve risks and uncertainties. ARYx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that ARYx will need substantial additional funding in the near term and may be unable to raise capital when needed which would force ARYx to limit or cease its operations and related product development programs, the risk that ARYx has incurred significant operating losses since inception and expects to continue to incur substantial and increasing losses for the foreseeable future and may never achieve or sustain profitability, the risk that ARYx’s loan agreements impose restrictions on the company that may adversely affect ARYx’s ability to operate its business,  the risk that if ARYx fails to regain compliance with the listing requirements of the NASDAQ Global Market its common stock may be delisted and the price of ARYx’s common stock and its ability to access the capital markets could be negatively impacted, the risk that ARYx’s success depends substantially on its most advanced product candidates, the risk that any collaborative arrangements will likely place the development of ARYx’s product candidates outside of its control, the risk that ARYx depends on collaborative arrangements to complete the development and commercialization of each of its product candidates and ARYx may have to alter its development and commercialization plans if collaborative relationships are not established for tecarfarin, budiodarone and naronapride, the risk that ARYx’s product candidates may not demonstrate safety and efficacy or lead to regulatory approval, the risk that any failure or delay in commencing or completing clinical trials for its product candidates could severely harm ARYx’s business, and the risk that third party manufacturers could delay or prevent the clinical development of ARYx’s product candidates. These and other risk factors are discussed under “Risk Factors” and elsewhere in ARYx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and other filings with the Securities and Exchange Commission. ARYx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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ARYx Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)	(note A)
ASSETS
Current assets:
Cash and cash equivalents	$2,954	$7,409
Marketable securities	—	353
Other current assets	728	853
Total current assets	3,682	8,615
Property and equipment, net	1,578	2,258
Other assets	712	1,100
Total assets	$5,972	$11,973

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current payables and obligations	$926	$2,574
Current portion of long-term borrowings	6,863	5,915
Total current liabilities	7,789	8,489
Long-term borrowings	5,171	5,347
Other non-current liabilities	747	1,053
Stockholders’ equity:
Common stock	33	28
Additional paid-in capital and other	191,882	184,165
Accumulated deficit	(199,650)	(187,109)
Total stockholders’ equity (deficit)	(7,735)	(2,916)
Total liabilities and stockholders’ equity (deficit)	$5,972	$11,973

Note A: The balance sheet has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statement presentation.

ARYx Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Costs and expenses:
Research and development	829	4,994	4,075	18,054
Selling, general and administrative	1,316	2,638	7,331	7,863
Total costs and expenses	2,145	7,632	11,406	25,917
Loss from operations	(2,145)	(7,632)	(11,406)	(25,917)

Interest and other income (expense)	6	1	64	66
Interest expense	(375)	(519)	(1,199)	(1,515)
Loss on investments	—	—	—	(14)
Net loss	(2,514)	(8,150)	(12,541)	(27,380)

Basic and diluted net loss per share	$(0.08)	$(0.30)	$(0.39)	$(1.00)
Weighted average shares used to compute basic and diluted net loss per share	33,458	27,443	32,088	27,387